Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS

2009 SECOND QUARTER RESULTS

•

Net loss of $0.50 per share for 2009 second quarter.

•

Aggressively addressed credit issues by writing down problem credits and strengthening balance sheet.

o

Loan loss provision of $468 million, $15 million in excess of net charge-offs.

o

Allowance to loans ratio boosted to 2.83 percent, up 8 basis points from the prior quarter.

o

Common stock equity offering raised $552 million, increasing the tangible common equity ratio to 7.3 percent.

•

Reduced construction and development exposure to 14.1 percent of total loans.

•

Financial results included after-tax special FDIC insurance assessment of $18 million or $0.07 per share, securities gains of $50 million or $0.18 per share, favorable resolution of tax matter of $18 million or $0.06 per share, and dividends paid to U.S. Treasury under Capital Purchase Program of $25 million or $0.09 per share.

Milwaukee, Wis. – July 17, 2009 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2009 second quarter net loss of $139.3 million, or $0.50 per share, as compared to a net loss of $393.8 million, or $1.52 per share, in the second quarter of 2008.

“The second quarter of 2009 continued to be challenging for our nation’s economy, the financial services industry, and Marshall & Ilsley Corporation,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation.  “We continue to work hard to address the challenges of this economic cycle, specifically focusing on the proactive resolution of problem credits.  We remain committed to ensuring M&I emerges from this cycle in a position of strength and believe we are continuing to make progress toward our goal of returning to profitability.”

Loan and Deposit Growth

M&I’s average loans and leases totaled $48.9 billion for the second quarter of 2009, decreasing $1.1 billion or 2 percent compared to the second quarter of 2008. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loan growth was $1.7 billion or 4 percent versus the same period last year. The Corporation’s average deposits totaled $39.9 billion for the second quarter of 2009, rising $0.8 billion or 2 percent versus the second quarter of 2008. M&I’s average noninterest bearing deposits totaled $7.4 billion for the second quarter of 2009, increasing $1.5 billion or 26 percent compared to the second quarter of 2008.

Net Interest Income

The Corporation’s net interest income (FTE) was $398.5 million for the second quarter of 2009, down $56.1 million or 12 percent compared to the second quarter of 2008. The net interest margin was 2.79 percent, down 35 basis points from the same period last year and 3 basis points from the previous quarter. The margin contraction was primarily caused by the late 2008 decline in short term interest rates.

Asset Quality

M&I’s construction and development portfolio continued to experience deterioration in the estimated collateral values and repayment abilities of some of the Corporation’s customers, particularly among small and mid-sized local residential developers. M&I’s provision for loan and lease losses was $468.2 million in the second quarter of 2009 versus $477.9 million in the previous quarter. Net charge-offs for the period were $452.6 million. Included in this number was an acceleration in charge-offs related to consumer real estate nonperforming loans. This change led to a one-time increase in charge-offs of $47 million, which would otherwise have been taken in the following quarter. These charge-offs were fully reserved.

At June 30, 2009 and 2008, the allowance for loan and lease losses was 2.83 percent and 2.05 percent, respectively, of total loans and leases. Nonperforming loans and leases were 5.18 percent of total loans and leases at June 30, 2009, compared to 2.00 percent at June 30, 2008.

Non-Interest Income

The Corporation’s non-interest income was $267.2 million for the second quarter of 2009 compared to $187.0 million for the second quarter of 2008. Total net investment securities gains were $82.7 million for the current quarter versus $0.5 million in the same period last year. Excluding net investment securities gains, non-interest income was relatively unchanged in the second quarter of 2009 compared to the second quarter of 2008. Wealth Management revenue was $65.8 million for the current quarter, falling $9.0 million or 12 percent over the same period last year. The decline was primarily driven by volatility in the equity markets in late 2008 and early 2009. Assets under Management and Assets under Administration were $31.7 billion and $109.3 billion, respectively, at June 30, 2009, compared to $25.4 billion and $106.4 billion, respectively, at June 30, 2008.

Non-Interest Expense

M&I’s non-interest expense was $415.1 million for the second quarter of 2009 compared to $380.4 million for the second quarter of 2008. FDIC insurance expense was $49.2 million for the current quarter versus $2.2 million in the same period last year. Excluding FDIC insurance expense, non-interest expense fell $12.3 million or 3 percent in the second quarter of 2009 compared to the second quarter of 2008. The Corporation’s salaries and employee benefits expense was $187.2 million for the second quarter of 2009, an increase of $0.6 million or 0.4 percent from the same period last year. Included in this number was severance expense of $6 million or $0.01 per share. After adjusting for certain net credit-related expenses and other one-time expenses, M&I’s efficiency ratio was 55.9 percent in the current quarter.

Year-to-Date Results

M&I reported a net loss of $256.3 million, or $0.94 per share, as compared to a net loss of $247.6 million, or $0.95 per share, for the six months ended June 30, 2009 and 2008, respectively.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $59.8 billion and $6.7 billion, respectively, at June 30, 2009, compared to $64.3 billion and $6.5 billion, respectively, at June 30, 2008. M&I issued 100 million common shares in conjunction with an equity offering on June 17, 2009. There were 368.1 million common shares outstanding at June 30, 2009, compared to 259.4 million outstanding at June 30, 2008. In the second quarter of 2009, M&I paid $25 million or $0.09 per share for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program.

M&I’s tangible common equity ratio was 7.3 percent at June 30, 2009.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. (Central Daylight Time) Friday, July 17, regarding second quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 3:00 p.m. on July 17 and will run through 5:00 p.m. August 7, by calling 1-800-642-1687 and entering pass code 166 19 867. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 17.

###

About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $59.8 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 36 offices along Florida’s west coast and in central Florida; 16 offices in Kansas City and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include:  (i) M&I’s exposure to the deterioration in the commercial and residential real estate markets, along with the deterioration in the U.S. economy as a whole, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses, (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iii) M&I’s ability to maintain required levels of capital, (iv) the impact of recent and future legislative initiatives on the financial markets or on M&I, (v) M&I’s exposure to the actions and potential failure of other financial institutions, (vi) volatility in M&I’s stock price, and (vii) those factors referenced in Item 1A. Risk Factors in M&I’s annual report on Form 10-K for the year ended December 31, 2008, and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
PER COMMON SHARE DATA

Diluted:
Net Loss	($0.50)	($1.52)	n.m.	($0.94)	($0.95)	n.m.

Basic:
Net Loss	(0.50)	(1.52)	n.m.	(0.94)	(0.95)	n.m.

Dividend Declared per Common Share	0.01	0.32	-96.9%	0.02	0.63	-96.8%
Book Value per Common Share	13.78	25.26	-45.4	13.78	25.26	-45.4
Common Shares Outstanding (millions):
Average - Diluted	280.8	258.6	8.6	272.7	259.3	5.2
End of Period	368.1	259.4	41.9	368.1	259.4	41.9

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$398.5	$454.6	-12.3%	$807.3	$892.1	-9.5%
Provision for Loan and Lease Losses	468.2	886.0	-47.2	946.1	1,032.3	-8.3

Wealth Management	65.8	74.8	-11.9	128.5	146.6	-12.4
Service Charges on Deposits	34.1	37.9	-10.1	69.4	73.6	-5.7
Mortgage Banking	18.0	6.6	172.4	28.9	16.0	80.5
Net Investment Securities Gains	82.7	0.5	n.m.	82.7	26.2	216.2
Other	66.6	67.2	-1.0	134.4	135.8	-1.0
Total Non-Interest Revenues	267.2	187.0	42.9	443.9	398.2	11.5

Salaries and Employee Benefits	187.2	186.6	0.4	342.4	361.2	-5.2
Net Occupancy and Equipment	32.4	31.2	3.8	66.2	62.5	6.0
FDIC Insurance	49.2	2.2	n.m.	64.3	4.0	n.m.
Intangible Amortization	5.8	6.0	-2.2	11.6	11.9	-2.4
Other	140.5	154.4	-9.1	276.1	256.6	7.6
Total Non-Interest Expenses	415.1	380.4	9.1	760.6	696.2	9.3

Tax Equivalent Adjustment	6.7	7.0	-4.2	13.8	14.1	-2.3
Pre-Tax Loss	(224.3)	(631.8)	n.m.	(469.3)	(452.3)	n.m.
Benefit for Income Taxes	(110.0)	(238.0)	n.m.	(263.0)	(204.7)	n.m.
Net Loss Attributable to M&I	($114.3)	($393.8)	n.m.	($206.3)	($247.6)	n.m.
Preferred Dividends	(25.0)	-		(50.0)	-
Net Loss Attributable to M&I Common Shareholders	($139.3)	($393.8)	n.m. %	($256.3)	($247.6)	n.m. %

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	2.79%	3.14%		2.81%	3.11%
Interest Spread (FTE)	2.39	2.71		2.44	2.62

Efficiency Ratio	70.7%	59.3%		64.9%	55.0%

Equity / Assets (End of Period)	11.19%	10.15%		11.19%	10.15%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of June 30,		Percent
	2009	2008	Change
ASSETS ($millions)
Cash & Due From Banks	$797	$1,316	-39.5%
Trading Assets	261	133	96.1
Short - Term Investments	916	596	53.7
Investment Securities	6,125	7,695	-20.4
Loans and Leases:
Commercial Loans & Leases	14,792	15,842	-6.6
Commercial Real Estate	17,728	17,246	2.8
Residential Real Estate	8,655	10,246	-15.5
Home Equity Loans & Lines	4,912	4,992	-1.6
Personal Loans and Leases	2,247	1,907	17.8
Total Loans and Leases	48,334	50,233	-3.8
Reserve for Loan & Lease Losses	(1,368)	(1,029)	32.9
Premises and Equipment, net	573	524	9.2
Goodwill and Intangibles	757	2,242	-66.2
Other Assets	3,393	2,550	33.1
Total Assets	$59,788	$64,260	-7.0%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,848	$6,390	22.8%
Interest Bearing:
Savings and NOW	4,893	3,253	50.4
Money Market	9,979	10,774	-7.4
Time	18,080	17,478	3.4
Foreign	392	3,278	-88.0
Total Interest Bearing	33,344	34,783	-4.1

Total Deposits	41,192	41,173	0.0
Short - Term Borrowings	1,475	6,036	-75.6
Long - Term Borrowings	9,297	9,565	-2.8
Other Liabilities	1,135	962	17.9
Total Liabilities	53,099	57,736	-8.0
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,678	6,514	2.5
Noncontrolling Interest in Subsidiaries	11	10	8.2
Total Equity	6,689	6,524	2.5
Total Liabilities & Equity	$59,788	$64,260	-7.0%

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$748	$879	-14.9%	$775	$916	-15.4%
Trading Assets	581	162	258.6	583	170	242.6
Short - Term Investments	459	371	23.7	514	352	46.3
Investment Securities	7,314	7,735	-5.4	7,501	7,823	-4.1
Loans and Leases:
Commercial Loans & Leases	14,926	15,603	-4.3	15,108	15,256	-1.0
Commercial Real Estate	17,737	17,126	3.6	17,715	17,035	4.0
Residential Real Estate	9,096	10,475	-13.2	9,356	10,386	-9.9
Home Equity Loans and Lines	4,969	4,835	2.8	5,017	4,753	5.6
Personal Loans and Leases	2,149	1,892	13.5	2,148	1,840	16.7
Total Loans and Leases	48,877	49,931	-2.1	49,344	49,270	0.1
Reserve for Loan & Lease Losses	(1,361)	(682)	99.6	(1,304)	(620)	110.4
Premises and Equipment, net	572	521	9.8	571	515	10.8
Goodwill and Intangibles	757	2,244	-66.3	759	2,243	-66.2
Other Assets	2,998	2,329	28.7	2,944	2,252	30.7
Total Assets	$60,945	$63,490	-4.0%	$61,687	$62,921	-2.0%

Memo:
Average Earning Assets	$57,231	$58,199		$57,942	$57,615
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$57,191	$58,198		$57,951	$57,598

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,355	$5,828	26.2%	$6,921	$5,728	20.8%
Interest Bearing:
Savings and NOW	4,175	3,273	27.6	3,854	3,237	19.1
Money Market	10,207	11,199	-8.9	10,418	11,443	-9.0
Time	17,652	15,977	10.5	17,776	14,969	18.8
Foreign	469	2,776	-83.1	794	3,013	-73.6
Total Interest Bearing	32,503	33,225	-2.2	32,842	32,662	0.6

Total Deposits	39,858	39,053	2.1	39,763	38,390	3.6
Short - Term Borrowings	4,206	6,799	-38.1	4,961	6,607	-24.9
Long - Term Borrowings	9,440	9,639	-2.1	9,505	9,830	-3.3
Other Liabilities	1,041	1,023	1.7	1,081	1,087	-0.5
Total Liabilities	54,545	56,514	-3.5	55,310	55,914	-1.1
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,389	6,966	-8.3	6,366	6,997	-9.0
Noncontrolling Interest in Subsidiaries	11	10	6.1	11	10	5.5
Total Equity	6,400	6,976	-8.3	6,377	7,007	-9.0
Total Liabilities & Equity	$60,945	$63,490	-4.0%	$61,687	$62,921	-2.0%

Memo:
Average Interest Bearing Liabilities	$46,149	$49,663		$47,308	$49,099

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$452.6	$400.7	12.9%	$780.5	$531.8	46.8%
Net Charge-Offs / Average Loans & Leases	3.71%	3.23%		3.19%	2.17%

Loan and Lease Loss Reserve ($millions)	$1,367.8	$1,028.8	32.9%	$1,367.8	$1,028.8	32.9%
Loan and Lease Loss Reserve / Period-End Loans & Leases	2.83%	2.05%		2.83%	2.05%

Nonperforming Loans & Leases ($millions)	$2,502.2	$1,006.8	148.5%	$2,502.2	$1,006.8	148.5%
Nonperforming Loans & Leases / Period-End Loans & Leases	5.18%	2.00%		5.18%	2.00%

Loan and Lease Loss Reserve / Nonperforming Loans & Leases*	56%	105%		56%	105%

Nonperforming Assets (NPA) ($millions)	$2,858.9	$1,213.9	135.5%	$2,858.9	$1,213.9	135.5%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.87%	2.41%		5.87%	2.41%

Performing impaired loans:
Renegotiated ($millions)	$832.8	$16.5	n.m. %	$832.8	$16.5	n.m. %

Contractually past due credits:
Loans past due 90 days or more ($millions)	$15.1	$17.7	-14.8%	$15.1	$17.7	-14.8%

*Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.01%	5.37%		3.96%	5.80%
Commercial Real Estate	4.67	6.03		4.68	6.30
Residential Real Estate	4.82	6.02		4.95	6.22
Home Equity Loans and Lines	5.06	6.27		5.12	6.58
Personal Loans and Leases	5.64	6.38		5.59	6.67
Total Loans and Leases	4.58	5.86		4.60	6.17
Investment Securities	4.11	4.77		4.19	4.90
Short - Term Investments	1.13	1.96		1.01	2.38
Interest Income (FTE) / Avg. Interest Earning Assets	4.45%	5.68%		4.48%	5.96%
Interest Bearing Deposits:
Savings and NOW	0.29%	0.52%		0.22%	0.74%
Money Market	0.72	1.80		0.67	2.39
Time	2.64	3.84		2.68	4.14
Foreign	0.36	1.76		0.34	2.41
Total Interest Bearing Deposits	1.71	2.65		1.70	3.03
Short - Term Borrowings	0.27	2.25		0.28	2.79

Long - Term Borrowings	4.06	4.58	4.15	4.75
Interest Expense / Avg. Interest Bearing Liabilities	2.06%	2.97%	2.04%	3.34%
Net Interest Margin(FTE) / Avg. Earning Assets	2.79%	3.14%	2.81%	3.11%
Interest Spread (FTE)	2.39%	2.71%	2.44%	2.62%

Notes:
(a)	Nonperforming assets are comprised of nonperforming loans & leases and other real estate owned.
(b)	Based on average balances excluding fair value adjustments for available for sale securities.